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                                                                    EXHIBIT 10B


                      STANDARD OFFICE LEASE AGREEMENT (NET)

THIS LEASE AGREEMENT (hereafter called the "LEASE AGREEMENT") made as of the 30th, day of July, 1999 by and between CENTENNIAL LAKES IV, L.L.C., a Delaware limited liability company having offices at Suite 200, 3500 West 80th Street, Bloomington, Minnesota 55431 (hereafter called the "LANDLORD"), and MIDWEST MEDICAL INSURANCE HOLDING COMPANY, a Minnesota corporation (hereafter called the "TENANT").

                                   WITNESSETH

FOR AND IN CONSIDERATION of the sum of One Dollar ($1.00) in hand paid by each of the parties to the other, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1 - PREMISES AND TERM
         A. Landlord does hereby lease and let unto Tenant, and Tenant does hereby hire, lease and take from Landlord, that area outlined in red or otherwise described on Exhibit A-1 attached hereto, and by this reference incorporated herein, and described as Suite 400 consisting of the entire fourth
(4th) floor and containing approximately 26,069 rentable square feet (the "PREMISES") of the Building at 7650 Edinborough Way in the City of Edina, County of Hennepin, State of Minnesota. The term "BUILDING" as it is used herein shall consist of the above building at 7650 Edinborough Way together with the land accompanying such building as depicted on Exhibit A-2 attached hereto, and by this reference incorporated herein.

         B. To have and to hold said Premises for a term of seventy-four (74) months commencing October 1, 1999 and terminating November 30, 2005 (hereafter called the "TERM") upon the rentals and subject to the conditions set forth in this Lease Agreement, and the Exhibits attached hereto. The commencement and termination dates are specifically subject to the provisions of Article 5 hereof.

ARTICLE 2 - USE
         The Premises shall be used by the Tenant solely for the following purposes: General office use

ARTICLE 3 - RENTALS
         Tenant agrees to pay to Landlord as minimum rental (hereafter called "MINIMUM RENTAL") for the Premises, without notice, set-off or demand, the following amounts per month:

     Month of Term          Annual Rate Per RSF          Monthly Minimum Rental

    1 to 26, inclusive*           $16.15                       $35,084.53
    27 to 74, inclusive           $16.65                       $36,170.74

*Notwithstanding the foregoing, Landlord shall abate the payment of Minimum Rental by Tenant for the first two (2) months of the Term of this Lease Agreement.

Said monthly installments shall be due and payable by Tenant in advance on the first day of each calendar month during the Term of this Lease Agreement, or any extension or renewal thereof, at the office of Landlord set forth in the preamble to this Lease Agreement or at such other place as Landlord may designate. In the event of any fractional calendar month, Tenant shall pay for each day in such partial month a rental equal to 1/30 of the Minimum Rental. Tenant agrees to pay, as Additional Rent, which shall be collectible to the same extent as Minimum Rental, all amounts which may become due to Landlord hereunder and any tax, charge or fee that may be levied, assessed or imposed upon or measured by the rents reserved hereunder by any governmental authority acting under any present or future law before any fine, penalty, interest or costs may be added thereto for non-payment.

         The parties further agree that in lieu of the monthly payments of Operating Expenses and Real Estate Taxes that would otherwise be payable under
Article 6 of this Lease Agreement by Tenant during calendar year 1999, Tenant shall pay Landlord an additional $14,663.81 ($6.75 per rentable square foot of Premises annually) per month during calendar year 1999 (the "ADDITIONAL 1999 PAYMENTS") on the same day monthly payments of Minimum Rental are due under this Lease Agreement. Notwithstanding the foregoing, Landlord shall abate the payment of the Additional 1999 Payments by Tenant for the first (2) months of the Term of this Lease Agreement. Effective January 1, 2000 and thereafter during the Term of this Lease Agreement, Tenant shall pay Operating Expenses and Real Estate Taxes pursuant to the provisions of Article 6 of this Lease Agreement.

ARTICLE 4 - CONSTRUCTION
         A. This Lease Agreement contemplates construction and/or completion of the Building of which the Premises are a part. Landlord shall, at its own cost and expense, construct and complete the Building ("LANDLORD'S WORK"). The Landlord's Work shall include completion of those portions of the Premises included within the "SHELL BUILDING" and as specified on Exhibit B attached hereto. Those portions of the Premises which are in addition to the Shell Building shall be constructed pursuant to Paragraphs B and C of this Article 4.

         B. All improvements to the Premises beyond the Shell Building shall be deemed and constitute the "TENANT IMPROVEMENTS". The Tenant Improvements (with the exceptions set forth below) shall be built by Landlord according to plans and specifications to be prepared by Walsh Bishop (herein referred to as the "TENANT ARCHITECT"). It is acknowledged by the parties that preliminary space plans and specifications (the "PRELIMINARY PLANS") for the Tenant Improvements have been prepared by the Tenant Architect and delivered by Tenant to Landlord, which Preliminary Plans have been approved by Landlord. Tenant shall cause the Tenant Architect to prepare final plans, including a full set of construction drawings (hereafter referred to as "PLANS") for the Tenant Improvements, which Plans shall be consistent with, except for mutually agreed upon changes, the Preliminary Plans and submit such Plans to Landlord for its review and approval no later than July 15, 1999, time being of the essence. A written approval of the Plans shall be given by each party affixing the signature or initials of an authorized officer or employee of such party on duplicate sets of the Plans, each to be marked "record set" and which shall be by this reference incorporated herein, it being agreed by the parties that for purposes of the foregoing, the authorized signatory for the Landlord shall be Richard Student and the authorized signatory for the Tenant shall be David Bounk. Both parties agree to not unreasonably withhold their approval of the final Plans. Any objections to or approvals of the Preliminary Plans or the final Plans shall be given as quickly as possible and not later than three (3) business days from the date submitted. If Tenant and Landlord fail to agree to final Plans, Landlord shall have the option of completing the Landlord's Work allowing Tenant to complete the Tenant Improvements, in which case Article 12 shall govern the performance of such work by Tenant, in lieu of this Paragraph 4B.

         C. Landlord and Tenant have agreed that the costs of the Tenant Improvements shall be paid by Tenant, although Landlord shall provide Tenant an allowance of up to $495,311.00 ($19.00 per rentable square foot of Premises) to be utilized toward the cost of the Tenant Improvements (hereafter called the "T.
I. ALLOWANCE"). The T. I. Allowance shall be used only for the payment of costs relating to the construction of the Tenant Improvements (including the cost of preparing the Preliminary Plans and final Plans, consulting services and cabling costs and a construction management fee payable to Landlord's construction manager in the amount of three percent (3%) for profit and five percent (5%) for overhead, of the total cost of the Tenant Improvements), which costs Landlord shall pay directly out of the T. I. Allowance, for the credit of Tenant, and in no event shall any part of the T. I. Allowance be paid to or

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payable to Tenant. Any costs of the Tenant Improvements which exceed the T. I.
Allowance shall be paid by Tenant to Landlord without demand within fifteen (15) days of the day of submission by Landlord to Tenant of a statement of said costs. Any improvements to the Premises, other than as shown on the Plans, and the furnishing of the Premises, shall be made by Tenant at the sole cost and expense of Tenant, subject to all other provisions of this Lease Agreement, including compliance with all applicable governmental laws, ordinances and regulations. If the Tenant Improvements cannot be substantially completed prior to the commencement of the Term, then the provisions of Article 5 shall apply. "SUBSTANTIAL COMPLETION" of the Tenant Improvements shall mean that the Tenant Improvements have been constructed pursuant to the Plans except for minor "punch list" items, but to such an extent that Tenant is able to take possession of the Premises and conduct its business operations therefrom.

         D. Upon completion and approval of the final Plans, Landlord's construction manager shall obtain bids for construction of the Tenant Improvements from at least three (3) reputable subcontractors for each Major Subcontract (a "MAJOR SUBCONTRACT" shall be deemed any subcontract in excess of $5,000.00). For each such Major Subcontract, Tenant shall have the right to suggest subcontractors from whom Landlord shall solicit bids. All Major Subcontract bids and the total costs of constructing the Tenant Improvements shall be disclosed and reviewed with Tenant, and Tenant shall have the right to "value engineer" the Plans by making changes which will reduce the costs, subject to Landlord's approval, which approval shall not be unreasonably withheld. The Tenant Improvements shall be constructed by Landlord in accordance with the approved Plans in a good and workmanlike manner and using new materials and provided the Plans so comply, in compliance with all applicable local, state and federal codes, ordinances and laws, including, without limitation, Title III of the Americans with Disabilities Act of 1990 ("ADA"). Upon reasonable prior notice to Landlord, Tenant or its authorized representative shall be allowed to enter the Premises at reasonable times for the limited purpose of inspecting the construction of the Tenant Improvements, provided that Tenant does not interfere with the construction work or any contractor or subcontractor. In no event shall Tenant direct, interfere with or give instructions to any contractors, subcontractors or other persons working on the construction of the Tenant Improvements.

ARTICLE 5 - POSSESSION
         Except as otherwise provided, Landlord shall deliver possession of the Premises with the Tenant Improvements substantially completed on or before the date hereinabove specified for commencement of the Term, but delivery of possession prior to such commencement date shall not affect the expiration date of this Lease Agreement. Failure of Landlord to deliver possession of the Premises by the date hereinabove provided, due to any cause beyond Landlord's control, or time required for construction delays due to labor or material shortages, strikes, or acts of God, shall automatically postpone the date of commencement of the Term of this Lease Agreement and shall extend the termination date by periods equal to those which shall have elapsed between and including the date hereinabove specified for commencement of the Term hereof and the date on which possession of the Premises is delivered to the Tenant. Subject to the abatement of rent for the first two (2) months of the Term of this Lease Agreement as provided in Article 3 above, the rentals herein reserved shall commence on the first day of the Term, provided, however, in the event of any occupancy by Tenant prior to the beginning of the Term for the purpose of conducting its business operations therein, such occupancy shall in all respects be the same as that of a tenant under this Lease Agreement, and the rental shall commence as of the date that the Tenant Improvements are substantially completed by Landlord and Tenant enters into such occupancy of the Premises; provided further, however, the Tenant may enter the Premises rent-free during the Move-in Period (as defined below) only for the purposes described below. Provided further, that if Landlord shall be delayed in delivery of the Premises to Tenant due to Tenant's failure to agree to the Plans or any delay caused by a party employed by or the agent of Tenant, or by Tenant's failure to pay for the costs of the Tenant Improvements in excess of the T. I. Allowance, then in such case the rental shall be accelerated by the number of days of such delay, and the rentals shall commence the same as if occupancy had been taken by Tenant. So long as Tenant shall not interfere with the completion of the Tenant Improvements, Landlord shall allow Tenant to commence fixturing, wiring for its telecommunications/computer equipment, installing work stations and otherwise moving its personal property, furniture and equipment into the Premises two (2) weeks prior to the commencement of the Term (the "MOVE-IN PERIOD"). During the Move-in Period and any other time prior to the commencement of the Term, Landlord shall have no responsibility or liability for loss or damage to fixtures, facilities or equipment installed or left on the Premises. By occupying the Premises as a Tenant, or to install fixtures, facilities or equipment, or to perform finishing work, Tenant shall be conclusively deemed to have accepted the same and to have acknowledged that the Premises are in the condition required by this Lease Agreement, except items which are not in compliance with the Plans and for which Tenant has given Landlord a written "punch list" within thirty (30) days of Tenant's first occupancy of the Premises. Should the commencement of the rental obligations of Tenant under this Lease Agreement occur for any reason on a day other than the first day of a calendar month, then in that event solely for the purposes of computing the Term of this Lease Agreement, the commencement date of the Term shall become and be the first day of the first full calendar month following the date when Tenant's rental obligation commences, or the first day of the first full calendar month following the commencement date set out in Article 1 (if such is other than the first date of a calendar month), whichever date is later, and the termination date shall be adjusted accordingly; provided however, that the termination date shall be the last day of a calendar month, which date shall in no event be earlier than the termination date set out in Article 1. Immediately after Tenant's occupancy of the Premises the Landlord and Tenant shall execute a ratification agreement which shall set forth the final commencement and termination dates for the Term and shall acknowledge the Minimum Rental, the rentable square footage of the Premises, and delivery of the Premises in the condition required by this Lease Agreement.

ARTICLE 6 - TENANT'S PRO RATA SHARE OF REAL ESTATE TAXES AND OPERATING EXPENSES
         A. During each full or partial calendar year during the Term of this Lease Agreement, Tenant shall pay to Landlord, as Additional Rental, an amount equal to the "Real Estate Taxes" and "Operating Expenses" (both as hereafter defined) per square foot of rentable area in the Building multiplied by the number of square feet of rentable area in the Premises prorated for the period that Tenant occupied the Premises. In the event that during all or any portion of any calendar year, the Building is not fully rented and occupied, Landlord may make an appropriate adjustment to Operating Expenses (but restricted to those portions of Operating Expenses which are occupancy-related) for such year for the purpose of avoiding distortion of the amount of such Operating Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing sound accounting and management principles to determine Operating Expenses that would have been paid or incurred by Landlord had the Building been ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Operating Expenses for such year.

         B. Landlord shall, each year during the Term of this Lease Agreement, give Tenant an estimate of Operating Expenses and Real Estate Taxes payable per square foot of rentable area for the coming calendar year. Tenant shall pay, as Additional Rental, along with its monthly Minimum Rental payments required hereunder, one-twelfth (1/12) of such estimated Operating Expenses and Real Estate Taxes and such Additional Rental shall be payable until subsequently adjusted for the following year pursuant to this Article.

         C. As soon as possible after the expiration of each calendar year, but in no event later than April 30, Landlord shall determine and certify to Tenant the actual Operating Expenses and Real Estate Taxes for the previous year per square foot of rentable area in the Building and the amount applicable to the Premises. If such statement shows that Tenant's share of Operating Expenses and Real Estate Taxes exceeds Tenant's estimated monthly payments for the previous calendar year, then Tenant shall, within twenty (20) days after receiving Landlord's certification, pay such deficiency to Landlord. In the event of an overpayment by Tenant, such overpayment shall be refunded to Tenant, at the time of certification, in the form of an adjustment in the Additional Rental next coming due, or if at the end of the Term by a refund.

         D. For the purposes of this Article, the term "REAL ESTATE TAXES" means the total of all taxes, fees, charges and assessments, general and special, ordinary and extraordinary, foreseen or unforeseen, which become due or payable upon the Building. All costs and expenses incurred by Landlord during negotiations for or contests of the amount of Real Estate Taxes shall be included within the term "Real Estate Taxes." For purposes of this Article, the term "OPERATING EXPENSES" shall be deemed to mean all costs and expenses directly related to the Building incurred by Landlord in the repair, operation, management and maintenance of the Building including interior and exterior and common area maintenance, management fees, cleaning expenses, energy expenses, insurance premiums, and the amortization of capital investments made to reduce operating costs or that are necessary due to governmental

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requirements, all in accordance with generally accepted accounting principles.
Operating Expenses shall specifically include the Building's pro rata portion of any costs and expenses incurred pursuant to cross easement and/or covenants agreements in which the Building/Landlord obtains the use or benefit of other or adjoining facilities, parks and/or amenities. Notwithstanding anything herein to the contrary, the term "Operating Expenses" shall not be deemed to include any of the costs or expenses set forth on Exhibit C attached hereto.

         E. Landlord may at any time designate a fiscal year in lieu of a calendar year and in such event, at the time of such a change, there may be a billing for the fiscal year which is less than 12 calendar months. In the event Landlord owns buildings in addition to the Building and/or such buildings are under common management, Landlord shall have the option for purposes of managing and administrating the Building and the calculation of Tenant's pro rata share of Operating Expenses to combine such additional building(s) with the Building (the "COMPLEX OPTION") and in such case, all such Operating Expenses shall be combined, but Tenant's Pro Rata Share of the same shall be reduced by using the total rentable area of all buildings in the Complex Option rather than just the Building for purposes of determining Tenant's Pro Rata Share pursuant to this Article.

         F. Landlord reserves, and Tenant hereby assigns to Landlord, the sole and exclusive right to contest, protest, petition for review, or otherwise seek a reduction in the Real Estate Taxes.

         G. The total rentable area of the Building shall be determined in the same manner as used in determining the rentable area of the Premises as set forth in Paragraph 1B above. For purposes of this Article 6, Tenant's Pro Rata Share shall equal a fraction, the numerator of which is the rentable square feet of the Premises and the denominator of which is the total rentable square feet in the Building. If at any time the rentable area of the Building or the rentable area of the Premises shall change, then Tenant's Pro Rata Share shall also be correspondingly revised. Tenant's Pro Rata Share is currently 12.437%.

         H. Notwithstanding anything herein to the contrary, Tenant shall make no payments of Operating Expenses and Real Estate Taxes under this Article 6 during calendar year 1999, it being acknowledged and agreed that subject to the abatement of rent for the first two (2) months of the Term of this Lease Agreement as provided in Article 3 above, the Additional 1999 Payments payable by Tenant pursuant to the last paragraph of said Article 3 shall be made in lieu of such payments of Operating Expenses and Real Estate Taxes.

ARTICLE 7 - UTILITIES AND SERVICE
         A. Landlord agrees to furnish water, electricity, elevator service, and janitorial services in accordance with the specifications attached hereto as Exhibit D. In the event Tenant's requirements and/or usage of such utilities and services is substantially greater than is customarily supplied to a typical tenant in the Building, Landlord or Tenant may request that the difference in such requirement and/or usage be determined and that appropriate adjustments be made in the Minimum Rental provided for in Article 3 of this Lease Agreement.

         B. Landlord agrees to furnish heat during the usual heating season and air conditioning during the usual air conditioning season, all during normal business hours as defined in this Lease Agreement. Notwithstanding the foregoing, upon reasonable advance notice by Tenant to Landlord, HVAC shall be available to the Premises after normal business hours, at a charge to Tenant not to exceed Landlord's actual costs therefor, which cost is currently approximately $1.00 per hour per zone.

         C. No temporary interruption or failure of such services incidental to the making of repairs, alterations or improvements, or due to accidents or strike or conditions or events not under Landlord's control, shall be deemed as an eviction of the Tenant or relieve the Tenant from any of the Tenant's obligations hereunder. Notwithstanding the foregoing, in the event (i) either
(x) such interruption or failure of services is caused by the negligence or willful misconduct of Landlord or (y) Landlord fails to take commercially reasonable steps to restore such services as soon as reasonably possible, (ii) the interruption or failure of services continues for a period of five (5) consecutive business days following notice by Tenant to Landlord, and (iii) as a result of such interruption or failure of services, the Premises are rendered untenantable and, in fact, the Tenant does not use the Premises for said period of time, then in such case, the payment of Minimum Rental and Additional Rental under Article 6 of the Lease Agreement (or the Additional 1999 Payments made in lieu thereof pursuant to the last paragraph of Article 3) shall thereafter abate until such time as such services are restored to the Premises.

         D. For the purposes of this Article 7, normal business hours shall be deemed to mean the periods of time between 7:00 a.m. and 6:00 p.m., Monday through Friday and between 8:00 a.m. and 1:00 p.m. on Saturdays, and specifically excluding Sundays and legal holidays.

         E. Landlord shall be deemed to have observed and performed the terms and conditions to be performed by Landlord under this Lease Agreement, including the furnishing of the services under this Article 7, if in doing so, it acts in accordance with a directive, policy, or request of a governmental or quasi-governmental authority serving the public interest in the fields of energy, conservation or security.

         F. Landlord agrees that during the Term of this Lease Agreement, a security firm shall be retained to provide one (1) security guard to patrol the Centennial Lakes office complex of which the Building is a part, from 4:00 p.m. to 12:00 a.m. and from 12:00 a.m. to 8:00 a.m. Monday through Friday and for eight (8) hours on Saturdays. Nothing in this Article 7 F. shall be construed so as to place any liability on Landlord, in tort or otherwise, for loss, damage or injury to person or property, and under no circumstances shall Landlord be responsible for any failure by said security firm to perform as it has agreed. Landlord may at its option and without any obligation to do so, elect to expand the scope of the services provided by said security firm.

ARTICLE 8 - NON-LIABILITY OF LANDLORD
         Except in the event of negligence or willful misconduct of Landlord, its agents, employees or contractors, Landlord shall not be liable for any loss or damage for failure to furnish heat, air conditioning, electricity, elevator service, water, sprinkler system or janitorial service. Landlord shall not be liable for personal injury, death or any damage from any cause about the Premises or the Building except if caused by Landlord's gross negligence.

ARTICLE 9 - CARE OF PREMISES
         A.  Tenant agrees:
                  1. To keep the Premises in as good condition and repair as they were in at the time Tenant took possession of same, reasonable wear and tear and damage from fire and other casualty for which insurance is normally procured excepted;
                  2. To keep the Premises in a clean and sanitary condition;
                  3. Not to commit any nuisance or waste on the Premises, overload the Premises or the electrical, water and/or plumbing facilities in the Premises or Building, throw foreign substances in plumbing facilities, or waste any of the utilities furnished by Landlord;
                  4. To abide by such rules and regulations as may from time to time be reasonably promulgated by Landlord, a true and correct copy of the current rules and regulations being attached hereto as Exhibit E;
                  5. To preserve and protect all carpeted areas and to provide and use carpet protector mats in all locations within the Premises where chairs with castors are used; and
                  6. To obtain Landlord's prior approval of the interior design of any portion of the Premises visible from the common areas or from the outside of the Building, which approval shall not be unreasonably withheld. "Interior design" as used in the preceding sentence shall include but not be limited to floor and wall coverings, furniture, office design, artwork and color scheme.

         B. If Tenant shall fail to keep and preserve the Premises in the state of condition required by the provisions of this Article 9, the Landlord may at

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its option put or cause the same to be put into the condition and state of repair agreed upon, and in such case the Tenant, on demand, shall pay the cost thereof.

         C. Subject to (i) Landlord's right to be paid for any Operating Expenses incurred by Landlord that may properly apply and be payable in accordance with Article 6 above and (ii) the obligations of Tenant under Article 9 A. above, Landlord shall maintain the Building in a manner consistent with Class A office buildings in the southwest suburban area.

ARTICLE 10 - NON-PERMITTED USE
         Tenant agrees to use the Premises only for the purposes set forth in
Article 2 hereof. Tenant further agrees not to commit or permit any act to be performed on the Premises or any omission to occur which shall be in violation of any statute, regulation or ordinance of any governmental body or which will increase the insurance rates on the Building or which will be in violation of any insurance policy carried on the Building by the Landlord. Tenant, at its expense, shall comply with all governmental laws, ordinances, rules and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders, rulings and directives for the correction, prevention and abatement of any violation upon, or in connection with the Premises or Tenant's use or occupancy of the Premises, including the making of any alterations or improvements to the Premises, all at Tenant's sole cost and expense. The Tenant shall not disturb other occupants of the Building by making any undue or unseemly noise or otherwise and shall not do or permit to be done in or about the Premises anything which will be dangerous to life or limb.

ARTICLE 11 - INSPECTION
         A. The Landlord or its employees or agents shall have the right, upon reasonable verbal or written notice to Tenant (except for routine janitorial services and except in the case of an emergency, in which case no notice need be given) and without any diminution of rent or other charges payable hereunder by Tenant to enter the Premises at all reasonable times for the purpose of exhibiting the Premises to prospective tenants (during the last nine (9) months of the Term only), mortgagees or purchasers, inspection, cleaning, repairing, testing, altering or improving the same or said Building, but nothing contained in this Article shall be construed so as to impose any obligation on the Landlord to make any repairs, alterations or improvements. In exercising its rights under this Article 11 A., Landlord shall not unreasonably interfere with Tenant' s use and occupancy of the Premises.

         B. Excepted from the Premises and reserved to Landlord are i) the roof and exterior walls of the Building and all utility lines, pipes, facilities and other appearences serving other portions of the Building, including those portions which may be located below the floor covering or above the finished ceiling of the Premises; and ii) so long as Tenant's use and occupancy of the Premises is not unreasonably interfered with, the right to place in the Premises (below the floor, above the finished ceiling or within the walls) utility lines, pipes, and the like, to serve premises other than the Premises, and to replace, maintain and repair such lines, pipes and the like as may have been or may be installed in the Building.

ARTICLE 12 - ALTERATIONS
         Tenant will not make any alterations, repairs, additions or improvements (collectively, the "ALTERATIONS") in or to the Premises or add, disturb or in any way change any plumbing, wiring (other than Tenant's Wiring as defined in Article 19 below), life/safety or mechanical systems, locks, or structural portions of the Building without the prior written consent of the Landlord as to the character of the Alterations to be made, the manner of doing the work, and the contractor doing the work. Such consent shall not be unreasonably withheld or delayed, if such Alterations are required of Tenant or are the obligation of Tenant pursuant to this Lease Agreement. Notwithstanding anything herein to the contrary, Tenant may without the consent of Landlord make Alterations of a non-structural nature costing no more than $3,000.00 in any one instance so long as the plumbing, wiring (other than Tenant's Wiring), life/safety and mechanical systems of the Building are not disturbed or changed in any way and Tenant gives Landlord at least fifteen (15) days' written notice prior to making such Alterations describing in reasonable detail the nature of same. All such work shall comply with all applicable governmental laws, ordinances, rules and regulations. The Landlord as a condition to said consent may require a surety performance and/or payment bond from the Tenant for said actions. Tenant agrees to indemnify and hold Landlord free and harmless from any liability, loss, cost, damage or expense (including attorney's fees) by reasons of any said alteration, repairs, additions or improvements.

ARTICLE 13 - SIGNS
         Tenant agrees that no signs or other advertising materials shall be erected, attached or affixed to any portion of the interior or exterior of the Premises or the Building without the express prior written consent of Landlord. Notwithstanding the foregoing, Tenant shall be entitled to (i) the Building-standard suite-entry signage, the cost of which may be paid from the T.I. Allowance and (ii) to have its name included in the directory for the Building.

ARTICLE 14 - COMMON AREAS
         A. Tenant agrees that the use of all corridors, passageways, elevators, toilet rooms, parking areas and landscaped area in and around said Building, by the Tenant or Tenant's employees, visitors or invitees, shall be subject to such rules and regulations as may from time to time be made by Landlord for the safety, comfort and convenience of the owners, occupants, tenants and invitees of said Building. Tenant agrees that no awnings, curtains, drapes or shades shall be used upon the Premises except as may be approved by Landlord.

         B. In addition to the Premises, Tenant shall have the right of non-exclusive use, in common with others, of (a) all unrestricted automobile parking areas, driveways and walkways, and (b) loading facilities, freight elevators and other facilities as may be constructed in the Building, all to be subject to the terms and conditions of this Lease Agreement and to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord. Landlord represents to Tenant that parking will be available at the Building at a ratio of 4.56 parking spaces for each 1,000 usable square feet of space in the Building.

         C. Landlord shall have the right to make changes or revisions in the site plan and in the Building so as to provide additional leasing area. Landlord shall also have the right to construct additional buildings on the land described on Exhibit A-2 for such purposes as Landlord may deem appropriate. Landlord also reserves all airspace rights above, below and to all sides of the Premises, including the right to make changes, alterations or provide additional leasing areas. Landlord's rights under this Article 14 C. shall be exercised in such a way so as not to materially and adversely affect Tenant's use and occupancy of the Premises, Tenant's ingress and egress to and from the Premises or the Building or the required level of parking at the Building.

         D. Landlord and Tenant agree that Landlord will not be responsible for any loss, theft or damage to vehicles, or the contents thereof, parked or left in the parking areas of the Building and Tenant agrees to so advise its employees, visitors or invitees who may use such parking areas. The parking areas shall include those areas designated by Landlord, in its sole discretion, as either restricted or unrestricted parking areas. Any restricted parking areas shall be leased only by separate license agreement with Landlord. Tenant further agrees not to use or permit its employees, visitors or invitees to use the parking areas for continuous overnight storage of vehicles.

         E. Pursuant to a separate parking license agreement to be entered into between Landlord and Tenant, Tenant shall be entitled to use up to eight (8) climate-controlled parking stalls, three (3) located in the lower level of the Building and five (5) located in the executive parking area of the parking ramp, at a license fee in effect during the initial Term of this Lease Agreement of $100.00 per month per parking stall. In addition, Tenant shall be entitled to use a ninth (9th) climate-controlled parking stall on a month-to-month basis. Notwithstanding the foregoing, for each such parking stall, Landlord shall abate the payment of the monthly license fee payable for the first two (2) months of the Term of this Lease Agreement.

         F. Pursuant to a separate storage license agreement to be entered into between Landlord and Tenant, Tenant shall have the right to use up to 200 square feet of storage space in the lower level of the Building at a gross annual rate in effect during the initial Term of this Lease Agreement of $11.00 per square foot, payable monthly.

         G. Pursuant to a separate license agreement to be entered into between Landlord and Tenant, during the Term of this Lease Agreement Tenant shall be permitted to erect and maintain on the roof of the Building, rent-free, a satellite dish, antenna or other telecommunications device.

ARTICLE 15 - ASSIGNMENT AND SUBLETTING
         A. Tenant agrees not to assign, sublet, license, mortgage or encumber this Lease Agreement, the Premises, or any part thereof, whether by voluntary act, operation of law, or otherwise, without the specific prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed by Landlord. If Tenant is a corporation or a partnership, transfer of a controlling interest of Tenant shall be considered an assignment of this Lease Agreement for purposes of this Article. Notwithstanding anything herein to the contrary, Tenant may assign this Lease Agreement or sublet all or any part of the Premises, without the consent of Landlord, to an Affiliate of Tenant. As used herein, an "AFFILIATE" of Tenant shall be deemed to be any entity which either controls, is controlled by or is under common control with Tenant, with "control" meaning the power to direct the management and policies, directly or indirectly, through the ownership of voting securities. Consent by Landlord in one such instance shall not be a waiver of Landlord's rights under this Article as to requiring consent for any subsequent instance. In the event Tenant desires to sublet a part or all of the Premises, or assign this Lease Agreement, whether to an Affiliate, Tenant shall give written notice to Landlord at least thirty
(30) days prior to the proposed commencement date of the subletting or assignment, which notice shall state the name of the proposed subtenant or assignee, the terms of any sublease or assignment documents and if proposed to a person or entity other than an Affiliate, copies of financial reports or other relevant financial information of the proposed subtenant or assignee. At Landlord's option, any and all payments by the proposed assignee or sublessee with respect to the assignment of sublease shall be paid directly to Landlord. In any event no subletting or assignment, regardless of whether to an Affiliate, shall release Tenant of its obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder for the Term of this Lease Agreement. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. At Landlord's option, Landlord may terminate the Lease Agreement in lieu of giving its consent to any proposed assignment of this Lease Agreement or subletting of all of the Premises (which termination may be contingent upon the execution of a new lease with the proposed assignee or subtenant).

         B. Landlord's right to assign this Lease Agreement is and shall remain unqualified upon any sale or transfer of the Building and, providing the purchaser succeeds to the interests of Landlord under this Lease Agreement, Landlord shall thereupon be entirely freed of all obligations of the Landlord hereunder and shall not be subject to any liability resulting from any act or omission or event occurring after such conveyance.

ARTICLE 16 - LOSS BY CASUALTY
         If the Building is destroyed by fire or other casualty or is damaged by fire or other casualty to such an extent that such damage can not be repaired within ninety (90) days of the date of such damage as reasonably determined by Landlord, the Landlord shall have the right to terminate this Lease Agreement, provided it gives written notice thereof to the Tenant within ninety (90) days after such damage or destruction. If a portion of the Premises is damaged by fire or other casualty, and Landlord does not elect to terminate this Lease Agreement, the Landlord shall, at its expense, restore the Premises to as near the condition which existed immediately prior to such damage or destruction, as reasonably possible, and the rentals shall abate during such period of time as the Premises are untenantable, in the proportion that the untenantable portion of the Premises bears to the entire Premises.

ARTICLE 17 - WAIVER OF SUBROGATION
         Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

ARTICLE 18 - EMINENT DOMAIN
         If the entire Building is taken by eminent domain, this Lease Agreement shall automatically terminate as of the date of taking. If a portion of the Building is taken by eminent domain, the Landlord shall have the right to terminate this Lease Agreement, provided it gives written notice thereof to the Tenant within ninety (90) days after the date of taking. If a portion of the Premises is taken by eminent domain and this Lease Agreement is not terminated by Landlord, the Landlord shall, at its expense, restore the Premises to as near the condition which existed immediately prior to the date of taking as reasonably possible, and the rentals shall abate during such period of time as the Premises are untenantable, in the proportion that the untenantable portion of the Premises bears to the entire Premises. All damages awarded for such taking under the power of eminent domain shall belong to and be the sole property of Landlord, irrespective of the basis upon which they are awarded, provided, however, that nothing contained herein shall prevent Tenant from making a separate claim to the condemning authority for its moving expenses and trade fixtures. For purposes of this Article, a taking by eminent domain shall include Landlord's giving of a deed under threat of condemnation.

ARTICLE 19 - SURRENDER
         On the last day of the Term of this Lease Agreement or on the sooner termination thereof in accordance with the terms hereof, Tenant shall peaceably surrender the Premises in good condition and repair consistent with Tenant's duty to make repairs as provided in Article 9 hereof. On or before said last day, Tenant shall at its expense remove all of its equipment from the Premises, repairing any damage caused thereby, and any property not removed shall be deemed abandoned. All alterations, additions and fixtures other than Tenant's trade fixtures, which have been made or installed by either Landlord or Tenant upon the Premises shall remain as Landlord's property and shall be surrendered with the Premises as a part thereof, or shall be removed by Tenant, at the option of Landlord, in which event Tenant shall at its expense repair any damage caused thereby; provided, however, Tenant shall have no obligation hereunder to remove the initial Tenant Improvements made to the Premises pursuant to Article 4 above (other than Wiring as described below) or to remove any Alteration made subsequently to the Premises unless as a condition of Landlord's consent thereto under Article 12 above, Tenant was notified by Landlord that such Alteration must be so removed by Tenant or if Landlord's consent to such Alteration was not required under Article 12, Landlord notifies Tenant within ten (10) days of Tenant's notice to Landlord under Article 12 above that such Alteration will be made, that said Alteration must be so removed by Tenant. It is specifically agreed that any and all telephonic, coaxial, ethernet, or other computer, wordprocessing, facsimile, or electronic wiring installed by Tenant within the Premises (hereafter "WIRING") shall be removed at Tenant's cost at the expiration of the Term, unless Landlord has specifically requested in writing that said Wiring shall remain, whereupon said Wiring shall be surrendered with the Premises as Landlord's property. If the Premises are not surrendered at the end of the Term or the sooner termination thereof, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, claims made by any succeeding tenant founded on such delay. Tenant shall promptly surrender all keys for the Premises to Landlord at the place then fixed for payment of rental and shall inform Landlord of combinations on any locks and safes on the Premises.

ARTICLE 20 - NON-PAYMENT OF RENT, DEFAULTS
         If any one or more of the following occurs: (1) a rent payment or any other payment due from Tenant to Landlord shall be and remain unpaid in whole or in part for more than ten (10) days after same is due and payable; (2) Tenant shall violate or default on any of the other covenants, agreements, stipulations or conditions herein, or in any parking agreement(s) or other agreements between Landlord and Tenant relating to the Premises, and such violation or default shall continue for a period of thirty (30) days (or such additional period of time, not to exceed an additional thirty (30) days, as is reasonable under the circumstances if such violation or default can not reasonably be cured within thirty (30) days and Tenant promptly commences such cure and at all times diligently pursues same) after written notice from Landlord of such violation or default; or (3) if Tenant shall commence or have commenced against Tenant proceedings under a bankruptcy, receivership, insolvency or similar type of action; then it shall be optional for Landlord, without further notice or demand, to cure such default or to declare this Lease Agreement forfeited and the said Term ended, or to terminate only Tenant's right to possession of the Premises, and to re-enter the Premises, with or without process of law, using such force as may be necessary to remove all persons or chattels therefrom, and Landlord shall not be liable for damages by reason of such re-entry or forfeiture; but notwithstanding re-entry by Landlord or termination only of Tenant's right to possession of the Premises, the liability of Tenant for the rent and all other sums provided herein shall not be relinquished or extinguished for the balance of the Term of this Lease Agreement and Landlord shall be entitled to periodically sue Tenant for all sums due under this Lease Agreement or which become due prior to judgment, but such suit shall not bar subsequent suits for any further sums coming due thereafter. Tenant shall be responsible for, in addition to the rentals and other sums agreed to be paid hereunder, the cost of any necessary maintenance, repair, restoration, reletting (including related cost of removal or modification of tenant improvements) or cure as well as reasonable attorney's fees incurred or awarded in any suit or action instituted by Landlord to enforce the provisions of this Lease Agreement, regain possession of the Premises, or the collection of the rentals due Landlord hereunder. Tenant shall also be liable to Landlord for the payment of a late charge in the amount of 5% of the rental installment or other sum due Landlord hereunder if said payment has not been received within ten (10) days from the date said payment becomes due and payable, or cleared by Landlord's bank within three (3) business days after deposit. Tenant agrees to pay interest at the rate of 12% per annum, on all rentals and other sums due Landlord hereunder not paid within ten (10) days from the date same become due and payable. Each right or remedy of Landlord provided for in this Lease Agreement shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease Agreement now or hereafter existing at law or in equity or by statute or otherwise.

         If the Tenant vacates the Premises for any reason, such vacation alone shall not be deemed a default by Tenant under this Lease Agreement. However, in the event Tenant shall vacate all of the Premises for a period of sixty (60) consecutive days, Landlord shall have the right, but not the obligation, to terminate this Lease Agreement by giving written notice to Tenant.

ARTICLE 21 - LANDLORD'S DEFAULT
         Landlord shall not be deemed to be in default under this Lease Agreement until Tenant has given Landlord written notice specifying the nature of the default and Landlord does not cure such default within thirty (30) days after receipt of such notice or within such reasonable time thereafter as may be necessary to cure such default where such default is of such a character as to reasonably require more than thirty (30) days to cure.

ARTICLE 22 - HOLDING OVER
         Tenant will, at the expiration of this Lease Agreement, whether by lapse of time or termination, give up immediate possession to Landlord. If Tenant fails to give up possession the Landlord may, at its option, serve written notice upon Tenant that such holdover constitutes either one of (i) creation of a month-to-month tenancy or (ii) creation of a tenancy at sufferance. If Landlord does not give said notice, Tenant's holdover shall create a tenancy at sufferance. In any such event the tenancy shall be upon the terms and conditions of this Lease Agreement, except that the Minimum Rental shall be one hundred fifty percent (150%) of the Minimum Rental Tenant was obligated to pay Landlord under this Lease Agreement immediately prior to termination (in the case of tenancy at sufferance such Minimum Rental shall be prorated on the basis of a 365 day year for each day Tenant remains in possession); excepting further that in the case of a tenancy at sufferance, no notices shall be required prior to commencement of any legal action to gain repossession of the Premises. In the case of a tenancy at sufferance, Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of re-entry as otherwise available to Landlord; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease Agreement for a breach by Tenant hereof.

ARTICLE 23 - SUBORDINATION
         A. Tenant agrees that this Lease Agreement shall be subordinate to any mortgage(s) that may now or hereafter be placed upon the Building or any part thereof, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, and extensions thereof, provided the mortgagee named in such mortgage(s) shall agree to recognize this Lease Agreement and Tenant in the event of foreclosure provided the Tenant is not in default. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument, in recordable form, as reasonably required by Landlord's mortgagee. In the event of any mortgagee electing to have the Lease Agreement a prior incumbrance to its mortgage, then and in such event upon such mortgagee notifying Tenant to that effect, this Lease Agreement shall be deemed prior in incumbrance to the said mortgage, whether this Lease Agreement is dated prior to or subsequent to the date of said mortgage.

         B. Tenant agrees that this Lease Agreement shall be subordinate to any existing or future agreements with the City of Edina and/or the Housing and Redevelopment Authority of Edina, Minnesota ("CITY AGREEMENTS") provided such City Agreements bind the Land upon which the Building is or will be constructed and the present and future owners of the Building. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument, in recordable form, as may be required in connection with such City Agreements. Landlord represents to Tenant that the City Agreements do not conflict with the terms and conditions of this Lease Agreement and Landlord is not in default under the City Agreements.

ARTICLE 24 - INDEMNITY, INSURANCE AND SECURITY
         A. Tenant will keep in force at its own expense for so long as this Lease Agreement remains in effect public liability insurance with respect to the Premises in which Landlord shall be named as an additional insured, in companies and in form acceptable to Landlord with a minimum combined limit of liability of Two Million Dollars ($2,000,000.00). This limit shall apply per location. Said insurance shall also provide for contractual liability coverage by endorsement. Tenant shall further provide for business interruption insurance to cover a period of not less than six (6) months. Tenant will further deposit with Landlord the policy or policies of such insurance or certificates thereof, or other acceptable evidence that such insurance is in effect, which evidence shall provide that Landlord shall be notified in writing thirty (30) days prior to cancellation, material change, or failure to renew the insurance. Tenant further covenants and agrees to indemnify and hold Landlord and Landlord's manager of the Building harmless for any claim, loss or damage, including reasonable attorney's fees, suffered by Landlord, Landlord's manager or Landlord's other tenants caused by: i) any act or omission by Tenant, Tenant's employees or anyone claiming through or by Tenant in, at, or around the Premises or the Building; ii) the conduct or management of any work or thing whatsoever done by Tenant in or about the Premises; or iii) Tenant's failure to comply with any and all governmental laws, rules, ordinances or regulations applicable to the use of the Premises and its occupancy. If Tenant shall not comply with its covenants made in this Article 24, Landlord may, at its option, cause insurance as aforesaid to be issued and in such event Tenant agrees to pay the premium for such insurance promptly upon Landlord's demand.

         B. Tenant shall be responsible for the security and safeguarding of the Premises and all property kept, stored or maintained in the Premises. Landlord will make available to Tenant, at Tenant's request, the plans and specifications for construction of the Building and the Premises. Tenant represents that it is satisfied that the construction of the Building and the Premises, including the floors, walls, windows, doors and means of access thereto are suitable for the particular needs of Tenant's business. Tenant further represents that it is satisfied with the security of said Building and Premises for the protection of any property which may be owned, held, stored or otherwise caused or permitted by Tenant to be present upon the Premises. The placement and sufficiency of all safes, vaults, cash or security drawers, cabinets or the like placed upon the Premises by Tenant shall be at the sole responsibility and risk of Tenant. Tenant shall maintain in force throughout the Term, insurance upon all contents of the Premises, including that owned by others and Tenant's equipment and any alterations, additions, fixtures, or improvements in the Premises acknowledged by Landlord to be the Tenant's.

         C. Landlord shall carry and cause to be in full force and effect a fire and extended coverage insurance policy on the Building, but not contents owned, leased or otherwise in possession of Tenant. The cost of such insurance shall be an Operating Expense.

ARTICLE 25 - NOTICES
         All notices from Tenant to Landlord required or permitted by any provisions of this Lease Agreement shall be directed to Landlord postage prepaid, certified or registered mail, at the address provided for Landlord in the preamble to this Lease Agreement or at such other address as Tenant shall be advised to use by Landlord. All notices from Landlord to Tenant required or permitted by any provision of this Lease Agreement shall be directed to Tenant, postage prepaid, certified or registered mail, at the Premises and at the address, if any, set forth on the signature page of this Lease Agreement. Landlord and Tenant shall each have the right at any time and from time to time to designate one (1) additional party to whom copies of any notice shall be sent.

ARTICLE 26 - APPLICABLE LAW
         This Lease Agreement shall be construed under the laws of the State of Minnesota.

ARTICLE 27 - MECHANICS' LIEN
         In the event any mechanic's lien shall at any time be filed against the Premises or any part of the Building by reason of work, labor, services or materials performed or furnished to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record. If Tenant shall fail to cause such lien forthwith to be discharged within five (5) days after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due, or by bonding, and the amount so paid by Landlord and all costs and expenses, including reasonable attorney's fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable in full by Tenant to Landlord on demand.

ARTICLE 28 - SECURITY INTEREST
         (INTENTIONALLY OMITTED)

ARTICLE 29 - BROKERAGE
         Each of the parties represents and warrants that except as hereinafter provided, there are no claims for brokerage commissions or finder's fees (collectively, "LEASING COMMISSIONS") in connection with this Lease Agreement, and agrees to indemnify the other against, and hold it harmless from all liabilities arising from any such claim, including without limitation, the cost of attorney's fees in connection therewith. Landlord agrees to pay any Leasing Commission payable to Landlord's broker, United Properties Brokerage LLC on account of this Lease Agreement. Landlord further agrees to pay a Leasing Commission to Tenant's broker, CB Richard Ellis in the total amount of $3.00 per rentable square foot of Premises initially being leased by Tenant under Article 1 of this Lease Agreement, payable one half (1/2) upon full execution of this Lease Agreement and one half (1/2) upon occupancy of the Premises by Tenant following the Move-in Period.

ARTICLE 30 - SUBSTITUTION
         (INTENTIONALLY OMITTED)

ARTICLE 31 - ESTOPPEL CERTIFICATES
         A. Each party hereto agrees that at any time, and from time to time during the Term of this Lease Agreement, within ten (10) days after request by the other party hereto, it will execute, acknowledge and deliver to such other party or to any prospective purchaser, assignee or mortgagee designated by such other party, an estoppel certificate in a form acceptable to Landlord. Tenant agrees to provide Landlord (but not more often than twice in any calendar year), within ten (10) days of request, the then most current financial statements of Tenant and any guarantors of this Lease Agreement, which shall be certified by Tenant, and if available, shall be audited and certified by a certified public accountant. Landlord shall keep such financial statements confidential, except Landlord shall, in confidence, be entitled to disclose such financial statements to existing or prospective mortgagees or purchasers of the Building.

         B. Tenant acknowledges that the Building is in a tax increment financing district, and pursuant to Minnesota Statutes ss.116J.991 an annual report to the State is required regarding jobs and wages. Tenant agrees, within 60 days subsequent to each calendar year during the Term, to certify to the Housing and Redevelopment Authority of Edina, Minnesota ("HRA"): i) the number of employees employed at the Premises, ii) whether any such employees are new and if so whether the new employee is replacing a former employee or is increasing the employment at the Premises, iii) the hourly wages paid to such employees (or if said employees are paid on a salaried basis, then the salary range of such employee, but if over $40,000 then identifying said salary as $40,000 plus), specifically including identifying the wages or salaries for any such new employees. Such certification shall be on such form as may reasonably be required by the HRA.

ARTICLE 32 - EXCULPATION
         Tenant agrees to look solely to Landlord's interest in the Building for the recovery of any judgment from Landlord, it being agreed that Landlord and Landlord's partners, whether general or limited (if Landlord is a partnership) or its directors, governors, officers, managers, members or shareholders (if Landlord is a limited liability company or corporation), shall never be personally liable for any such judgment.

ARTICLE 33 - SECURITY DEPOSIT
         (INTENTIONALLY OMITTED)

ARTICLE 34 - EXPANSION RIGHTS
         A. Landlord agrees that subject to the remaining provisions of this
Article 34, at Landlord's option, no less than 2,000 contiguous rentable square feet and no more than 5,000 contiguous rentable square feet, of space on the third (3rd) floor of the Building (for purposes of this Article 34, the "OPTION SPACE") shall be leased by Landlord to no more than one third party tenant at any one time, it being acknowledged and agreed by the parties that the size (i.e., between 2,000 and 5,000 contiguous rentable square feet, at Landlord's option) and location of the Option Space on the third (3rd) floor of the Building may change from time to time as designated by Landlord.

         B. Landlord further agrees that during Landlord's initial leasing of the then designated Option Space, if Landlord receives a bona fide expression of interest from a third party to lease said Option Space on terms that would be acceptable to Landlord, Landlord shall give written notice of such fact to Tenant ("LANDLORD'S NOTICE"). Provided Tenant is not then in default under this Lease Agreement beyond the passage of any applicable period of cure, grace or notice and there would remain as of the 34 B. Commencement Date (as defined below) at least (3) years in the initial Term or in the Extended Term of this Lease Agreement if the Term of this Lease Agreement has been extended in accordance with Article 35 below, Tenant shall then have a period of five (5) days following Landlord's Notice to elect to lease all of the Option Space from Landlord by giving written notice to Landlord, time being of the essence ("TENANT'S NOTICE"). If no such Tenant's Notice is timely given, Landlord shall be free to lease the Option Space to any third party or parties, subject, however, to the remaining provisions of this Article 34. If such Tenant's Notice is timely given, such Option Space shall be leased by Tenant from Landlord commencing (the "34 B. COMMENCEMENT DATE") no later than thirty (30) days following the date such Option Space is available for the construction of Tenant Improvements by Landlord, but in no event earlier than the commencement date for the Premises being leased by Tenant under Article 1 above, and continuing for a period co-terminous with the remainder of the initial Term or Extended Term of this Lease Agreement, as applicable and otherwise on terms and conditions identical to those set forth in this Lease Agreement, including the payment of Minimum Rental at the rate(s) in effect from time to time during the remainder of the initial Term or Extended Term of this Lease Agreement, as applicable; provided, however, the T.I. Allowance to be furnished by Landlord for such Option Space shall equal the product of (i) $0.2568 and (ii) the number of months remaining in the initial Term or Extended Term of this Lease Agreement, as applicable for which Minimum Rental will be payable by Tenant for such Option Space.

         C. Landlord further agrees that following the initial leasing of the then designated Option Space by Landlord to a third party tenant, if such Option Space again becomes Available For Lease (as defined below), Landlord shall give written notice of such fact to Tenant ("LANDLORD'S 34 C. Notice"). Provided Tenant is not then in default under this Lease Agreement beyond the passage of any applicable period of cure, grace or notice and there would remain as of the 34 C. Commencement Date (as defined below) at least three (3) years in the initial Term or in the Extended Term of this Lease Agreement if the Term of this Lease Agreement has been extended in accordance with Article 35 below, Tenant shall then have a period of five (5) days following Landlord's 34 C. Notice to elect to lease all of the Option Space from Landlord by giving written notice to Landlord, time being of the essence ("TENANT'S 34 C. NOTICE"). If no such Tenant's 34 C. Notice is timely given, Landlord shall be free to lease all of the Option Space to any third party or parties, subject, however, to the remaining provisions of this Article 34. If such Tenant's 34 C. Notice is timely given, such Option Space shall be leased by Tenant from Landlord commencing (the "34 C. COMMENCEMENT DATE") immediately following vacancy of such Option Space by the third party tenant occupying same and continuing for a period co-terminous with the remainder of the initial Term or Extended Term of this Lease Agreement, as applicable and otherwise on terms and conditions identical to those set forth in this Lease Agreement, including the payment of Minimum Rental at the rate(s) in effect from time to time during the remainder of the initial Term or Extended Term of this Lease Agreement, as applicable, provided, however, the Option Space shall be leased by Tenant in its then existing "as is" condition without any obligation on the part of Landlord to make any improvements or modifications thereto or pay any T.I. Allowance or other allowances therefor. As used herein, Option Space shall be "AVAILABLE FOR LEASE" if such Option Space is not subject to any existing lease (including provisions of said lease granting the tenant thereunder the right to renew the term thereof); provided, however, Landlord may make such Option Space "Available for Lease" as early as nine (9) months prior to the expiration of said existing lease.

         D. Notwithstanding anything in this Article 34 to the contrary, in the event Tenant shall lease any Option Space from Landlord in accordance with the provisions of either Article 34 B. or Article 34 C. above, Tenant shall have no further rights under this Article 34 to lease Option Space from Landlord and
Article 34 A., Article 34 B. and Article 34 C. above shall become null and void and of no further force or effect.

ARTICLE 35 - OPTION TO RENEW
         Tenant shall have the right to extend the Term of this Lease Agreement for one (1) period of five (5) years (the "EXTENDED TERM") subject to the following terms and conditions:

         (a) Subject to the right of Tenant to rescind the giving of the Renewal Notice (as hereinafter defined) in accordance with the provisions of subparagraph (d) below of this Article 35, Tenant shall give written notice of its election to extend the Term no later than ten (10) months prior to commencement of the Extended Term, time being of the essence (the "RENEWAL NOTICE"). If no such Renewal Notice is timely given, this Lease Agreement shall terminate at the end of the initial Term;

         (b) Tenant shall not be in default under this Lease Agreement beyond the passage of any applicable period of cure, grace or notice at the time of giving the Renewal Notice or at any time thereafter to and including the commencement of the Renewal Term;

         (C) The extension of the Term hereunder shall be on the same terms and conditions as are applicable to the initial Term; provided, however, this Article 35 shall not apply to the Extended Term, (ii) the Premises (including any Option Space leased pursuant to Article 34 above) shall be leased by Tenant in their current "as is" condition and (iii) the monthly Minimum Rental payable by Tenant to Landlord for the Premises for the Extended Term shall be the Market Rent as determined pursuant to subparagraph (d) of this Article 35; and

         (d) Within thirty (30) days following receipt of Tenant's Renewal Notice, Landlord will submit to Tenant Landlord's proposed Market Rent for the Extended Term ("LANDLORD'S PROPOSED MARKET RENT NOTICE"). If Tenant does not agree in writing with Landlord's proposed Market Rent, the parties shall negotiate in good faith for a period of thirty (30) days following Landlord's Proposed Market Rent Notice with a view to reaching agreement as to the Market Rent for the Extended Term. In connection therewith, each party shall submit to the other party such evidence as it then has to substantiate its proposed Market Rent. If the Market Rent is not resolved by the parties in writing within said thirty (30) day period, Tenant shall have the option, but not the obligation, to rescind the giving of the Renewal Notice by giving written notice to Landlord no later than ten (10) days following the expiration of said thirty (30) day period, time being of the essence (the "RESCISSION NOTICE"), in which case the Lease Agreement shall terminate as of the end of the initial Term. If no such Rescission Notice is timely given by Tenant, the Renewal Notice shall remain in full force and effect and the Minimum Rental payable during the Extended Term shall be the Market Rent proposed by Landlord in Landlord's Proposed Market Rent Notice.

ARTICLE 36 - HAZARDOUS MATERIALS
         Tenant shall not cause or permit the release, discharge, or disposal nor the presence, use, transportation, generation, or storage of any Hazardous Materials (as hereafter defined) in, on, under, about, to, or from the Premises by either Tenant, Tenant's employees, agents, contractors, or invitees (collectively the "Tenant") other than the use of such materials in de minimum quantities reasonably necessitated by the Tenant's regular business activities.

         Tenant further agrees and covenants to Landlord, its agents, employees, affiliates and shareholders (collectively the "Landlord") the following:

         (a) To comply with all Environmental Laws in effect, or may come into effect, applicable to the Tenant or Tenant's use and occupancy of the Premises;
         (b) To immediately notify Landlord, in writing, of any existing, pending or threatened (i) investigation, inquiry, claim or action by any governmental authority in connection with any Environmental Laws;
         (ii) third party claims; (iii) regulatory actions; and/or (iv) contamination of the Premises;
         (c) Tenant shall, at Tenant's expense, investigate, monitor, remediate, and/or clean up any Hazardous Material or other environmental condition on, about, or under the Premises required as a result of Tenant's use or occupancy of the Premises;

         (d) To keep the Premises free of any lien imposed pursuant to any Environmental Laws arising out of, or related to Tenant's failure to comply with any other provisions of this Article 36; and
         (e) To indemnify, defend, and save Landlord harmless from and against any and all claims (including personal injury, real, or personal property damage), actions, judgments, damages, penalties, fines, costs, liabilities, interest, or attorney's fees that arise, directly or indirectly, from Tenant's violation of any Environmental Laws or the presence of any Hazardous Materials on, under or about the Premises arising out of, or related to Tenant's failure to comply with any other provisions of this Article 36.

         The Tenant's obligations, responsibilities, and liabilities under this Article shall survive the expiration of this Lease Agreement.

         For purposes of this Article the following definitions apply:

         "Hazardous Materials" shall mean: (i) any "hazardous waste" and/or "hazardous substance" defined pursuant to any Environmental Laws; (ii) asbestos or any substance containing asbestos; (iii) polychlorinated biphenyls; (iv) lead; (v) radon; (vi) pesticides; (vii) petroleum or any other substance containing hydrocarbons; (viii) any substance which, when on the Premises, is prohibited by any Environmental Laws; and (ix) any other substance, materials, or waste which, (a) by any Environmental Laws required special handling or notification of any governmental authority in its collection, storage, treatment, or disposal or (b) is defined or classified as hazardous, dangerous or toxic pursuant to any legal requirement.

"Environmental Laws" shall mean: any and all federal, state and local laws, statutes, codes, ordinances, regulations, rules or other requirements, relating to human health or safety or to the environment, including, but not limited to, those applicable to the storage, treatment, disposal, handling and release of any Hazardous Materials, all as amended or modified from time to time.

ARTICLE 37 - GENERAL
         This Lease Agreement does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. The covenants of Tenant to pay the Minimum Rental and the Additional Rental are each independent of any other covenant, condition, or provision contained in this Lease Agreement. The marginal or topical headings of the several Articles, paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such Articles, paragraphs or clauses. All preliminary negotiations are merged into and incorporated in this Lease Agreement. This Lease Agreement can only be modified or amended by an agreement in writing signed by the parties hereto. All provisions hereof shall be binding upon the heirs, successors and assigns of each party hereto. If any term or provision of this Lease Agreement shall to any extent be held invalid or unenforceable, the remainder shall not be affected thereby, and each other term and provision of this Lease Agreement shall be valid and be enforced to the fullest extent permitted by law. If Tenant is a corporation, each individual executing this Lease Agreement on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease Agreement on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease Agreement is binding upon said corporation in accordance with its terms. No receipt or acceptance by Landlord from Tenant of less than the monthly rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent; no endorsement or statement of any check or any letter or other writing accompanying any check or payment of rent to Landlord shall be deemed an accord and satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord's rights to (i) recover the remaining balance of such unpaid rent or (ii) pursue any other remedy provided in this Lease Agreement. Neither party shall record this Lease Agreement or any memorandum thereof, and any such recordation shall be a breach of this Lease Agreement void, and without effect. Time is of the essence with respect to the due performance of the terms, covenants and conditions herein contained. Submission of this instrument for examination does not constitute a reservation of or option for the Premises, and this Lease Agreement shall become effective only upon execution and delivery thereof by Landlord and Tenant.

IN WITNESS WHEREOF, this Lease Agreement has been duly executed by the parties hereto as of the day and year indicated above.

TENANT: MIDWEST MEDICAL INSURANCE HOLDING COMPANY          LANDLORD: CENTENNIAL LAKES IV, L.L.C., BY UNITED PROPERTIES
                                                           LLC, ITS MANAGER
By:               [SIG]                                    By:                     [SIG]
    ------------------------------------------                  ---------------------------------------------

          Its:  President/CEO                              Its:
               -------------------------------                  ---------------------------------------------

By:                [SIG]                                   By:                     [SIG]
     -----------------------------------------                  ---------------------------------------------

           Its:   Vice President, Finance/CFO              Its:               Vice President
                 -----------------------------                    -------------------------------------------

Date: July 23,1999                                         Date: July 30, 1999


Address for Notices, if other than the Premises:


-----------------------------------------------

-----------------------------------------------

-----------------------------------------------




                              SCHEDULE OF EXHIBITS

Exhibit A-1.........      Graphic or  description  of the Fourth Floor Premises
Exhibit A-2.........      Site Plan of Building
Exhibit B...........      Shell Building definition
Exhibit C...........      Operating Expense Exclusions
Exhibit D...........      Janitorial Specifications
Exhibit E...........      Current Rules and Regulations


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